Exhibit 99.1

HubSpot Reports Q2 2019 Results

CAMBRIDGE, MA (August 6, 2019) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for second quarter ended June 30, 2019.

Financial Highlights:

Revenue

•	Total revenue was $163.3 million, up 33% compared to Q2’18.
•	Subscription revenue was $155.9 million, up 34% compared to Q2’18.
•	Professional services and other revenue was $7.4 million, up 23% compared to Q2’18.

Operating Income (Loss)

•	GAAP operating margin was (9.6%), compared to (11.5%) in Q2’18.
•	Non-GAAP operating margin was 8.4%, an improvement of approximately 3.1 percentage points from 5.3% in Q2’18.
•	GAAP operating loss was ($15.7) million, compared to ($14.1) million in Q2’18.
•	Non-GAAP operating income was $13.8 million, compared to $6.5 million in Q2’18.

Net Income (Loss)

•	GAAP net loss was ($17.4) million, or ($0.41) per basic and diluted share, compared to ($18.2) million, or ($0.48) per basic and diluted share in Q2’18.
•	Non-GAAP net income was $17.6 million, or $0.42 per basic and $0.37 per diluted share, compared to $7.4 million, or $0.19 per basic and $0.18 per diluted share in Q2’18.
•	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 42.1 million, compared to 38.4 million in Q2’18.
•

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 42.1 million and 47.5 million respectively, compared to 38.4 million and 41.8 million, respectively in Q2’18.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $993.8 million as of June 30, 2019.
•	During the second quarter, the company generated $3.4 million of free cash flow compared to $5.2 million during Q2’18.

Additional Recent Business Highlights

•	Grew total customers to 64,836 at June 30, 2019 up 35% from June 30, 2018.
•	Total average subscription revenue per customer was $9,913 during the second quarter of 2019 down 1% compared to Q2’18.

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“Q2 was another strong quarter for HubSpot,” said Brian Halligan, co-founder and CEO. “Our suite product play is delivering a ton of value for customers and our platform flywheel play is gaining serious momentum among integration partners and our expanding user base.”

Business Outlook

Based on information available as of August 6, 2019, HubSpot is issuing guidance for the third quarter of 2019 and full year 2019 as indicated below.

Third Quarter 2019:

•	Total revenue is expected to be in the range of $168.0 million to $169.0 million.
•	Non-GAAP operating income is expected to be in the range of $8.0 million to $9.0 million.
•	Non-GAAP net income per common share is expected to be in the range of $0.22 to $0.24. This assumes approximately 48.0 million weighted average diluted shares outstanding.

Full Year 2019:

•	Total revenue is expected to be in the range of $663.0 million to $665.0 million.
•	Non-GAAP operating income is expected to in be in the range of $54.0 million to $55.0 million.
•	Non-GAAP net income per common share is expected to be in the range of $1.39 to $1.41 This assumes approximately 47.1 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Tuesday, August 6, 2019 at 4:30 p.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook. To access this call, dial (833) 241-7257 (domestic) or (647) 689-4221 (international). The conference ID is 5284634. Additionally, a live webcast of the conference call will be available on HubSpot’s Investor Relations website at ir.hubspot.com.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 5284634. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading growth platform. Over 64,500 total customers in over 100 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

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Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the third fiscal quarter and full year 2019; and statements regarding our positioning for future growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on May 7, 2019 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$238,080	$111,489
Short-term investments	717,115	480,761
Accounts receivable	72,999	77,100
Deferred commission expense	28,672	23,664
Restricted cash	6,019	5,175
Prepaid expenses and other current assets	19,991	14,229

Total current assets	1,082,876	712,418
Long-term investments	38,628	11,450
Property and equipment, net	58,471	52,468
Capitalized software development costs, net	13,616	12,746
Right-of-use assets	224,980	—
Deferred commission expense, net of current portion	18,600	18,114
Other assets	8,052	6,888
Intangible assets, net	3,319	4,919
Goodwill	14,950	14,950

Total assets	$1,463,492	$833,953

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,264	$7,810
Accrued compensation costs	20,179	23,589
Accrued expenses and other current liabilities	28,546	22,305
Lease liabilities	15,415	—
Deferred revenue	195,509	183,305

Total current liabilities	272,913	237,009
Lease liabilities, net of current portion	234,724	—
Deferred rent, net of current portion	—	26,445
Deferred revenue, net of current portion	2,619	2,179
Other long-term liabilities	5,635	4,897
Convertible senior notes	329,457	318,782

Total liabilities	845,348	589,312

Stockholders’ equity:
Common stock	43	40
Additional paid-in capital	990,701	589,708
Accumulated other comprehensive loss	241	(723)
Accumulated deficit	(372,841)	(344,384)

Total stockholders’ equity	618,144	244,641

Total liabilities and stockholders’ equity	$1,463,492	$833,953

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Subscription	$155,876	$116,566	$300,102	$225,168
Professional services and other	7,379	6,010	14,951	11,964

Total revenue	163,255	122,576	315,053	237,132

Cost of revenues:
Subscription	23,578	16,964	44,879	32,199
Professional services and other	7,564	7,887	15,841	15,029

Total cost of revenues	31,142	24,851	60,720	47,228

Gross profit	132,113	97,725	254,333	189,904

Operating expenses:
Research and development	40,456	28,485	75,633	54,837
Sales and marketing	84,079	65,281	158,984	125,191
General and administrative	23,303	18,011	44,477	35,252

Total operating expenses	147,838	111,777	279,094	215,280

Loss from operations	(15,725)	(14,052)	(24,761)	(25,376)

Other expense:
Interest income	5,424	2,092	9,598	3,916
Interest expense	(5,673)	(5,326)	(11,186)	(10,500)
Other expense	(672)	(527)	(684)	(810)

Total other expense	(921)	(3,761)	(2,272)	(7,394)

Loss before income tax expense	(16,646)	(17,813)	(27,033)	(32,770)
Income tax expense	(711)	(412)	(1,424)	(903)

Net loss	$(17,357)	$(18,225)	$(28,457)	$(33,673)

Net loss per share, basic and diluted	$(0.41)	$(0.48)	$(0.69)	$(0.88)
Weighted average common shares used in computing basic and diluted net loss per share:	42,127	38,350	41,352	38,093

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Operating Activities:
Net loss	$(17,357)	$(18,225)	$(28,457)	$(33,673)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	7,063	5,429	14,035	10,539
Stock-based compensation	28,663	19,675	49,869	35,721
(Benefit) provision for deferred income taxes	(107)	47	(135)	47
Amortization of debt discount and issuance costs	5,415	5,054	10,675	9,962
Accretion of bond discount	(4,070)	(1,477)	(6,821)	(2,641)
Noncash rent expense	—	811	—	1,605
Unrealized currency translation	263	100	(18)	136
Changes in assets and liabilities
Accounts receivable	(3,851)	(218)	3,907	6,645
Prepaid expenses and other assets	(7,216)	(6,592)	(6,330)	(4,712)
Deferred commission expense	(2,205)	(5,021)	(5,539)	(10,089)
Right-of-use assets	3,757	—	9,262	—
Accounts payable	81	588	4,992	754
Accrued expenses and other current liabilities	5,359	3,957	3,288	5,631
Lease liabilities	(6,052)	—	(10,162)	—
Deferred rent	—	3,954	—	3,906
Deferred revenue	3,954	5,419	12,847	16,392

Net cash and cash equivalents provided by operating activities	13,697	13,501	51,413	40,223

Investing Activities:
Purchases of investments	(211,301)	(155,406)	(597,802)	(366,292)
Maturities and sales of investments	158,925	92,300	342,385	348,550
Purchases of property and equipment	(7,791)	(5,071)	(12,056)	(11,310)
Capitalization of software development costs	(2,507)	(3,190)	(5,328)	(5,806)
Purchases of strategic investments	(352)	—	(352)	(250)

Net cash and cash equivalents used in investing activities	(63,026)	(71,367)	(273,153)	(35,108)

Financing Activities:
Proceeds from common stock offering, net of offering costs paid of $365	—	—	342,628	—
Payments for common stock offering costs	(111)	—	—	—
Employee taxes paid related to the net share settlement of stock-based awards	(1,651)	(1,701)	(2,735)	(4,045)
Proceeds related to the issuance of common stock under stock plans	5,048	5,499	10,738	11,612
Repayments of capital lease obligations	(87)	(205)	(205)	(417)

Net cash and cash equivalents provided by financing activities	3,199	3,593	350,426	7,150

Effect of exchange rate changes on cash, cash equivalents and restricted cash	586	(1,675)	(198)	(998)

Net increase in cash, cash equivalents and restricted cash	(45,544)	(55,948)	128,488	11,267
Cash, cash equivalents and restricted cash, beginning of period	291,146	159,999	117,114	92,784

Cash, cash equivalents and restricted cash, end of period	$245,602	$104,051	$245,602	$104,051

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP operating loss	$(15,725)	$(14,052)	$(24,761)	$(25,376)
Stock-based compensation	28,663	19,675	49,869	35,721
Amortization of acquired intangible assets	800	50	1,600	100
Acquisition related expenses	32	802	65	1,604

Non-GAAP operating income	$13,770	$6,475	$26,773	$12,049

GAAP operating margin	(9.6%)	(11.5%)	(7.9%)	(10.7%)
Non-GAAP operating margin	8.4%	5.3%	8.5%	5.1%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net loss	$(17,357)	$(18,225)	$(28,457)	$(33,673)
Stock-based compensation	28,663	19,675	49,869	35,721
Amortization of acquired intangibles assets	800	50	1,600	100
Acquisition related expenses	32	802	65	1,604
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,415	5,054	10,675	9,962
Income tax effects of non-GAAP items	—	—	—	—

Non-GAAP net income	$17,553	$7,356	$33,752	$13,714

Non-GAAP net income per share:
Basic	$0.42	$0.19	$0.82	$0.36
Diluted	$0.37	$0.18	$0.73	$0.34
Shares used in non-GAAP per share calculations
Basic	42,127	38,350	41,352	38,093
Diluted	47,532	41,788	46,394	40,892

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended June 30,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$23,578	$7,564	$40,456	$84,079	$23,303	$16,964	$7,887	$28,485	$65,281	$18,011
Stock -based compensation	(822)	(666)	(10,553)	(10,523)	(6,099)	(317)	(846)	(6,111)	(7,937)	(4,464)
Amortization of acquired intangible assets	(800)	—	—	—	—	(50)	—	—	—	—
Acquisition related expenses	—	—	(32)	—	—	—	—	(802)	—	—

Non-GAAP expense	$21,956	$6,898	$29,871	$73,556	$17,204	$16,597	$7,041	$21,572	$57,344	$13,547

GAAP expense as a percentage of revenue	14.4%	4.6%	24.8%	51.5%	14.3%	13.8%	6.4%	23.2%	53.3%	14.7%
Non-GAAP expense as a percentage of revenue	13.4%	4.2%	18.3%	45.1%	10.5%	13.5%	5.7%	17.6%	46.8%	11.1%

	Six Months Ended June 30,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$44,879	$15,841	$75,633	$158,984	$44,477	$32,199	$15,029	$54,837	$125,191	$35,252
Stock -based compensation	(1,437)	(1,685)	(17,644)	(18,327)	(10,776)	(594)	(1,536)	(10,875)	(14,429)	(8,287)
Amortization of acquired intangible assets	(1,600)	—	—	—	—	(100)	—	—	—	—
Acquisition related expenses	—	—	(65)	—	—	—	—	(1,604)	—	—

Non-GAAP expense	$41,842	$14,156	$57,924	$140,657	$33,701	$31,505	$13,493	$42,358	$110,762	$26,965

GAAP expense as a percentage of revenue	14.2%	5.0%	24.0%	50.5%	14.1%	13.6%	6.3%	23.1%	52.8%	14.9%
Non-GAAP expense as a percentage of revenue	13.3%	4.5%	18.4%	44.6%	10.7%	13.3%	5.7%	17.9%	46.7%	11.4%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP subscription margin	$132,298	$99,602	$255,223	$192,969
Stock -based compensation	822	317	1,437	594
Amortization of acquired intangible assets	800	50	1,600	100

Non-GAAP subscription margin	$133,920	$99,969	$258,260	$193,663

GAAP subscription margin percentage	84.9%	85.4%	85.0%	85.7%
Non-GAAP subscription margin percentage	85.9%	85.8%	86.1%	86.0%

Reconciliation of free cash flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP net cash and cash equivalents provided by operating activities	$13,697	$13,501	$51,413	$40,223
Purchases of property and equipment	(7,791)	(5,071)	(12,056)	(11,310)
Capitalization of software development costs	(2,507)	(3,190)	(5,328)	(5,806)

Free cash flow	$3,399	$5,240	$34,029	$23,107

Reconciliation of forecasted non-GAAP operating income

(in thousands, except percentages)

	Three Months Ended September 30, 2019	Year Ended December 31, 2019
GAAP operating income range	($16,880)-($15,880)	($49,330)-($48,330)
Stock-based compensation	24,100	100,100
Amortization of acquired intangible assets	750	3,100
Acquisition related expenses	30	130

Non-GAAP operating income range	$8,000-$9,000	$54,000-$55,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share

(in thousands, except per share amounts)

	Three Months Ended September 30, 2019	Year Ended December 31, 2019
GAAP net loss range	($19,880)-($18,880)	($59,730)-($58,730)
Stock-based compensation	24,100	100,100
Amortization of acquired intangible assets	750	3,100
Acquisition related expenses	30	130
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,500	21,800
Income tax effects of non-GAAP items	—	—

Non-GAAP net income range	$10,500-$11,500	$65,400-$66,400

GAAP net income per basic and diluted share	($0.47)-($0.44)	($1.42)-($1.40)
Non-GAAP net income per diluted share	$0.22-$0.24	$1.39-$1.41
Weighted average common shares used in computing GAAP basic and diluted net loss per share:	42,500	42,050
Weighted average common shares used in computing non-GAAP diluted net loss per share:	48,000	47,100

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures

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used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.	The effects of income taxes on non-GAAP items for current and historical periods is zero due to our history of non-GAAP losses and a full valuation allowance on our U.S. deferred tax assets.

Investor Relations Contact:

Charles MacGlashing

investors@hubspot.com

Media Contact:

Ellie Flanagan

eflanagan@hubspot.com

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